EXHIBIT 99

D&E COMMUNICATIONS, INC.	NEWS RELEASE
FOR IMMEDIATE RELEASE	CONTACT PERSON:
November 9, 2004	W. Garth Sprecher
(717)738-8304

D&E Communications Reports Third Quarter Results

Ephrata, Pennsylvania –D&E Communications, Inc. (“D&E”) (Nasdaq: DECC), a leading provider of integrated communications services in central and eastern Pennsylvania, today announced the following unaudited operating results:

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Operating Revenues	$43,692	$43,031	$661	$131,592	$128,403	$3,189
Operating Income	4,460	5,298	(838)	14,665	16,968	(2,303)
Income (Loss) from Continuing Operations	719	155	564	(304)	1,420	(1,724)
Loss from Discontinued Operations	—	—	—	—	(53)	53
Change Accounting Principle	—	—	—	—	260	(260)
Net Income (Loss)	719	155	564	(304)	1,627	(1,931)
Basic and Diluted Earnings (Loss) Per Common Share	$0.05	$0.01	$0.04	$(0.02)	$0.11	$(0.13)

D&E reported quarterly revenues of $43.7 million, up 1.5% from $43.0 million in the third quarter of 2003. The increase was due to growth in sales of dedicated data circuits and leased facilities in our RLEC and CLEC segments of approximately $0.7 million and increased directory revenue of $0.3 million offset, by $0.5 million decrease in long distance revenue. Operating income in the quarter ended September 30, 2004, was $4.5 million, compared to $5.3 million in the third quarter of 2003. The operating income decrease was primarily attributable to cost increases, including wage and benefit costs of $1.0 million and directory expenses of $0.2 million, which more than offset the increased revenues described above. Employee costs were lower in the RLEC, but increased in all other segments. The video service trial we have been conducting, which is not part of a segment but is reported as part of the corporate and other amounts, also contributed to the decrease in operating profit. Income from continuing operations was $0.7 million in 2004, compared with an income of $0.2 million in the prior year. Income from continuing operations was favorably impacted by a decrease in interest expense of $1.0 million due to lower interest rates as a result of our debt refinancing in March 2004 and the voluntary principal payment on long-term debt of $10 million in the second quarter of 2004. Net income was $0.7 million, or $0.05 per share, for the third quarter of 2004 compared to net income of $0.2 million, or $0.01 per share, in the comparable period of 2003.

For the nine months ended September 30, 2004, revenues were $131.6 million, up 2.5% from $128.4 million in 2003. The sale of assets of Conestoga Wireless in January of 2003 resulted in a decrease in revenue of $0.5 million from the prior year. Operating income in the nine months ended September 30, 2004, was $14.7 million, compared to $17.0 million in the prior year. The loss from continuing operations was $0.3 million in 2004, compared with an income of $1.4 million in the prior year. The loss from continuing operations for the nine months ended September 30, 2004 included a $4.8 million ($3.0 million, or $0.19 per common share, after-tax) one-time loss on early extinguishment of debt.

Results of Operations

The following table is a summary of our operating results by segment for the three months ended September 30, 2004 and 2003:

Dollars in Thousands	RLEC	CLEC	Internet Services	Systems Integration	Corporate, Other and Eliminations	Total Company
September 30, 2004
Revenues – External	$24,691	$9,212	$2,565	$6,223	$1,001	$43,692
Revenues – Intercompany	2,406	389	4	18	(2,817)	—

Total Revenues	27,097	9,601	2,569	6,241	(1,816)	43,692

Depreciation and Amortization	7,716	1,041	280	443	244	9,724
Other Operating Expenses	12,955	9,397	2,192	6,894	(1,930)	29,508

Total Operating Expenses	20,671	10,438	2,472	7,337	(1,686)	39,232

Operating Income (Loss)	$6,426	$(837)	$97	$(1,096)	$(130)	$4,460

September 30, 2003
Revenues – External	$26,698	$8,761	$1,543	$5,485	$544	$43,031
Revenues – Intercompany	1,853	219	154	7	(2,233)	—

Total Revenues	28,551	8,980	1,697	5,492	(1,689)	43,031

Depreciation and Amortization	7,991	1,011	207	375	61	9,645
Other Operating Expenses	12,346	9,125	1,657	6,182	(1,222)	28,088

Total Operating Expenses	20,337	10,136	1,864	6,557	(1,161)	37,733

Operating Income (Loss)	$8,214	$(1,156)	$(167)	$(1,065)	$(528)	$5,298

Third Quarter Segment Results

Total RLEC revenues decreased 5.1%, to $27.1 million in the third quarter of 2004, from $28.6 million in the same period last year. Local telephone service revenues decreased partially as a result of decreasing access lines and network access revenues decreased from lower settlement rates, from decreased minutes of use and from a revision to our National Exchange Carrier Association (NECA) overearnings liability estimate. Both local and network access revenues were affected positively from growth in dedicated data circuits and leased facilities. Other revenue changes include an increase in directory advertising revenue offset by decreases in regional long distance toll service and equipment sales.

RLEC operating income decreased 21.8%, to $6.4 million (23.7% of revenue), in the third quarter of 2004 compared to $8.2 million (28.8% of revenue) in the same period last year.

Total CLEC revenues grew 6.9% for the third quarter of 2004, to $9.6 million from $9.0 million in the same period last year, driven by new customer additions. The increase was related to the addition of access lines for new customers and growth in dedicated data circuits, which increased local telephone service and network access revenues. Long distance revenues decreased approximately $0.3 million due to rate reductions and decreased minutes of use.

The CLEC operating loss decreased 27.6%, to a $0.8 million loss (negative 8.7% of revenue), in the third quarter of 2004 compared to a $1.2 million loss (negative 12.9% of revenue) in the same period last year.

The Internet Services segment revenues grew 51.4% for the third quarter of 2004, to $2.6 million from $1.7 million in the same period of last year. The increase resulted from growth in the number of DSL customers and web hosting subscribers. Effective October 2003, the Internet segment began selling DSL data transmission services in addition to DSL Internet connection services, which increased revenue by $0.7 million. Operating income for this segment increased to $0.1 million (3.8% of revenue), in the third quarter of 2004 from a $0.2 million operating loss (negative 9.8% revenue) in the same period last year.

Systems Integration revenues increased 13.6% for the third quarter of 2004 to $6.2 million from $5.5 million in the third quarter 2003. The increase included $0.4 million in communication services revenue and $0.3 million in telecommunications and computer equipment sales.

The Systems Integration operating loss was a $1.1 million loss (negative 17.6% of revenue), in the third quarter of 2004 and in the third quarter of 2003, (negative 19.4% of revenue).

Selected Operating Statistics

	September 30, 2004		September 30, 2003	Change
RLEC Lines	140,243		143,870	-2.5%
CLEC Lines	37,398	(1)	35,106	+6.5%
DSL Subscribers	10,008		6,734	+48.6%
Dial-up Subscribers	12,071		12,855	-6.1%
Web Hosting Customers	901		795	+13.3%

(1)	The number of CLEC lines reported in this report has been adjusted cumulatively to include 110 lines as of December 31, 2003, 362 as of March 31, 2004, and 700 lines as of June 30, 2004 associated with one customer which were not included in our CLEC access line counts for the previous periods, beginning in the fourth quarter of 2003.

Other Matters

On October 22, 2004, D&E reported on Form 8-K that previously issued financial statements for the first and second quarters of 2004 should not be relied upon and would be restated to make certain necessary accounting adjustments. The financial statements were amended to restate the loss on early extinguishment of debt related to a syndicated senior secured debt financing completed on March 5, 2004. D&E reported a loss on extinguishment of debt, consisting of a non-cash write-off of unamortized debt issuance costs of the previous credit facility and the expensing of debt issuance costs related to the new credit facility. Additionally, D&E capitalized certain debt issuance costs related to the new facility. Management of the Company concluded that the loss on extinguishment of debt recorded in connection with such financing was overstated as a result of the misapplication of the accounting guidance of EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and EITF 98-14, “Debtor’s Accounting for the Changes in Line-of-Credit or Revolving Debt Arrangements.” Amended reports on Form 10-Q/A for the quarters ended March 31, 2004 and June 30, 2004 have been filed with the Securities and Exchange Commission.

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. Those factors include, but are not limited to, the risk that the Conestoga and D&E billing systems will not successfully be converted into a single billing system; the effect of the convergence of voice, data, and video technologies on our historical competitive advantages; the outcome of our trial of video services; the increasingly competitive nature of the communications industry; the significant indebtedness of the company; and other key factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

D&E Communications, Inc. is a leading provider of integrated communications services to residential and business customers in markets throughout central and eastern Pennsylvania. D&E offers its customers a comprehensive package of communications services including local and long distance telephone service, high speed data services and Internet access service. D&E also provides business customers with systems integration services including voice and data network solutions.

D&E Communications, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
OPERATING REVENUES
Communication service revenues	$39,877	$39,764	$120,261	$117,596
Communication products sold	3,225	2,778	9,210	9,121
Other	590	489	2,121	1,686

Total operating revenues	43,692	43,031	131,592	128,403

OPERATING EXPENSES
Communication service expenses (exclusive of depreciation and amortization below)	17,033	15,822	48,884	45,250
Cost of communication products sold	2,547	1,979	7,372	6,995
Depreciation and amortization	9,724	9,645	29,343	28,772
Marketing and customer services	3,845	4,149	11,992	12,079
General and administrative services	6,083	6,138	19,336	18,339

Total operating expenses	39,232	37,733	116,927	111,435

Operating income	4,460	5,298	14,665	16,968

OTHER INCOME (EXPENSE)
Equity in net losses of affiliates	(576)	(513)	(1,426)	(1,873)
Interest expense	(3,456)	(4,492)	(10,947)	(13,689)
Loss on early extinguishment of debt	—	—	(4,841)	—
Other, net	346	(6)	1,339	922

Total other income (expense)	(3,686)	(5,011)	(15,875)	(14,640)

Income (loss) from continuing operations before income taxes and dividends on utility preferred stock	774	287	(1,210)	2,328

INCOME TAXES AND DIVIDENDS ON UTILITY PREFERRED STOCK

Income taxes (benefit)	39	116	(955)	859
Dividends on utility preferred stock	16	16	49	49

Total income taxes and dividends on utility preferred stock	55	132	(906)	908

Income (loss) from continuing operations	719	155	(304)	1,420

Discontinued operations:
Loss from operations of discontinued Paging business, net of income tax benefit of $27	—	—	—	(53)

Income (loss) before cumulative effect of change in accounting principle	719	155	(304)	1,367

Cumulative effect of change in accounting principle, net of income taxes of $177	—	—	—	260

NET INCOME (LOSS)	$719	$155	$(304)	$1,627

Weighted average common shares outstanding (basic)	14,867	15,522	15,325	15,465
Weighted average common shares outstanding (diluted)	14,910	15,591	15,325	15,526

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.05	$0.01	$(0.02)	$0.09
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Cumulative effect of accounting change	0.00	0.00	0.00	0.02

Net income (loss) per common share	$0.05	$0.01	$(0.02)	$0.11

Dividends per common share	$0.13	$0.13	$0.38	$0.38

D&E Communications, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,399	$12,446
Accounts receivable, net of reserves of $1,205 and $1,410	17,552	20,956
Inventories, lower of cost or market, at average cost	3,551	3,552
Prepaid expenses	6,082	8,914
Other	1,704	1,141

TOTAL CURRENT ASSETS	35,288	47,009

INVESTMENTS
Investments in and advances to affiliated companies	2,477	3,611

PROPERTY, PLANT AND EQUIPMENT
In service	327,175	320,720
Under construction	13,078	5,964

	340,253	326,684
Less accumulated depreciation	156,986	137,533

	183,267	189,151

OTHER ASSETS
Goodwill	149,045	149,127
Intangible assets, net of accumulated amortization	168,945	173,594
Other	8,392	11,756

	326,382	334,477

TOTAL ASSETS	$547,414	$574,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Long-term debt maturing within one year	$9,125	$11,001
Accounts payable and accrued liabilities	20,222	18,507
Accrued taxes	932	2,120
Accrued interest and dividends	1,749	1,949
Advance billings, customer deposits and other	7,406	10,323

TOTAL CURRENT LIABILITIES	39,434	43,900

LONG-TERM DEBT	221,000	222,765

OTHER LIABILITIES
Deferred income taxes	86,478	88,295
Other	16,422	17,248

	102,900	105,543

PREFERRED STOCK OF UTILITY SUBSIDIARY, Series A 4 1/2%, par value $100, cumulative, callable at par at the option of the Company, authorized 20 shares, outstanding 14 shares	1,446	1,446

COMMITMENTS
SHAREHOLDERS’ EQUITY
Common stock, par value $0.16, authorized shares 100,000 at September 30, 2004 and 30,000 at December 31, 2003	2,539	2,533
Outstanding shares: 14,254 at September 30, 2004 and 15,547 at December 31, 2003
Additional paid-in capital	160,091	159,515
Accumulated other comprehensive income (loss)	(4,107)	(4,865)
Retained earnings	42,728	48,693
Treasury stock at cost, 1,640 shares at September 30, 2004 and 307 shares at December 31, 2003	(18,617)	(5,282)

	182,634	200,594

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$547,414	$574,248

D&E Communications, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS	$34,824	$32,109

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net of proceeds from sales	(16,554)	(14,139)
Proceeds from Conestoga Wireless and Paging sales	—	10,176
Increase in investments and advances to affiliates	(446)	(1,199)
Decrease in investments and repayments from affiliates	154	189

Net Cash Used In Investing Activities from Continuing Operations	(16,846)	(4,973)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends on common stock	(5,425)	(5,546)
Payments on long-term debt	(213,640)	(12,364)
Proceeds from long-term debt financing	210,000	12,000
Payment of debt issuance costs	(1,971)	—
Proceeds from issuance of common stock	346	951
Purchase of treasury stock	(13,335)	—

Net Cash Used In Financing Activities from Continuing Operations	(24,025)	(4,959)

CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	(6,047)	22,177

CASH USED IN DISCONTINUED OPERATIONS
Cash Used in Operating Activities of Discontinued Operations	—	(20,553)

Net Cash Used In Discontinued Operations	—	(20,553)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,047)	1,624

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	12,446	15,514

END OF PERIOD	$6,399	$17,138